Exhibit 5.1

August 15, 2017

Venator Materials PLC

Titanium House, Hanzard Drive, Wynyard Park,

Stockton-On-Tees, TS22 5FD, United Kingdom

1.                                      Introduction

We have acted as English law legal advisers to Venator Materials PLC, a public limited company incorporated under the laws of England and Wales (the “Company”), in connection with the Company’s registration under the Securities Act of 1933, as amended (the “Act”), of the offer and sale of an aggregate of up to 14,025,000 ordinary shares, $0.001 par value per share, of the Company, pursuant to the Company’s registration statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) on August 15, 2017, which Shares may be issued from time to time in accordance with the terms of the Venator Materials 2017 Stock Incentive Plan (as amended from time to time, the “Plan”).

2.                                      Documents Examined and Searches conducted

2.1                            For the purpose of giving this opinion, we have examined the following documents:

(a)                                 a copy of the Registration Statement, initially filed with the Commission on August 15, 2017, as amended through the date hereof;

(b)                                 copies (certified by an officer’s certificate of the Company (the “Officer’s Certificate”) as being true, complete and accurate and up-to-date in each case of the following documents:

(i)                                     a copy of the Company’s articles of association;

(ii)                                  copies of the resolutions of the sole shareholder of the Company passed on August 1, 2017 granting, inter alia, the Board Of Directors of the Company the authority to issue and allot the Shares; and

(iii)                               copies of the written resolutions of the Board of Directors of the Company dated August 1, 2017 approving, inter alia, the issue and allotment of the Shares.

2.2                            For the purpose of giving this opinion, we have made the following enquiries:

(a)                                 on August 15, 2017 at 4:20 p.m. (UK time) we carried out an online search of the Company’s public records held by the UK Registrar of Companies (the “Company Search”); and

(b)                                 on August 15, 2017 at 4:25 p.m. (UK time) we made a telephone enquiry at the Companies Court in London of the Central Index of Winding Up Petitions with respect to the Company (the “Winding up Search”).

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2.3                                        Except as stated above, we have not for the purpose of this opinion examined any agreements, documents or corporate records entered into by or affecting the Company or made any other enquiries concerning the Company.

3.                                      Scope

3.1                                        This opinion is limited to the laws of England and Wales as applied by the English courts as at the date of this letter. We have not investigated, and do not express or imply any opinion in relation to, the laws of any other jurisdiction and we do not express any opinion on European Community law as it affects any jurisdiction other than England and Wales.

3.2                                        We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this letter that may affect the opinion expressed herein.

3.3                                        The opinion given in this letter is strictly limited to the matters stated in paragraph 5 and does not extend to, and is not to be read as extended by implication to, any other matters. We express no opinion as to whether a foreign court (applying its own conflict law) will act in accordance with any agreement by the Company in connection with the issuance of the Shares as to jurisdiction and/or law. We express no opinion as to matters of fact.

3.4                                        By giving this opinion we do not assume any obligation to notify you of changes in law following the date of this opinion which may affect the opinions expressed herein or to otherwise update this opinion in any respect.

3.5                                        This opinion and any obligations arising out of it or in connection with it (including non-contractual obligations) shall be governed by and construed in accordance with English law.

4.                                      Assumptions

In giving this opinion we have assumed:

4.1                                        the genuineness of all signatures, stamps and seals on all documents submitted to or examined by us (whether as originals or copies and whether in electronic form or otherwise);

4.2                                        that all copy documents submitted to us are complete and conform to the originals;

4.3                                        that the information revealed by the Company Search was and remains complete, accurate and up to date in all respects as at the date of this letter and have not been amended or any provisions thereof varied or waived;

4.4                                        that each of the signed documents examined by us have been duly executed and, where applicable, delivered on behalf of the Company;

4.5                                        that there will be no change to any applicable laws of England and Wales as applied by the English courts between the date of this letter and the issuance of the Shares (both dates inclusive);

4.6                                        that no additional matters would have been disclosed by company searches at the UK Registrar of Companies or the Companies Court being carried out since the carrying out of the searches and enquiries referred to in paragraph 2.2 above up to and including the date of issuance which would affect the opinion stated below and that the particulars disclosed by our searches and enquiries are true, accurate, complete and up to date;

4.7          that no step has been taken to wind up, strike off or dissolve the Company or appoint an administrator or receiver or nominee or supervisor in respect of a company voluntary arrangement or similar official in respect of the Company or any of its assets or revenues or to obtain a moratorium nor has any analogous procedure or step been taken in any jurisdiction, which (in each case) has or have not been revealed by our searches referred to in paragraph 2.2 above;

4.8                                        that each of the statements contained in the Officer’s Certificate is true and correct as at the date of this opinion; and

4.9                                        that the term “non-assessable”, which has no recognized meaning in English law, for the purposes of this letters means that under the Companies Act 2006 (as amended), the articles of association of the Company and any resolution taken under the articles of association of the Company approving the issuance of the Shares, no holder of such Shares is liable, solely because of such holder’s status as a holder of such Shares, for additional assessments or call for further funds by the Company.

5.                                      Opinion

Based upon the foregoing and subject to any matters not disclosed to us and to the assumptions and qualifications set out in this letter, we are of the opinion that the Shares will be duly authorised, validly issued, fully paid and non-assessable when: (i) the Registration Statement shall have become effective under the Act; (ii) the Shares are paid for in full in accordance with the rules of the Plan; and (iii) valid entries in the books and registers of the Company (including the register of members and register of allotments) have been made in respect of the allotment and issuance of the Shares.

6.                                      Qualifications

The opinion given in this letter is subject to the qualifications and reservations set out below.

6.1                                                                                       In giving this opinion, we have relied upon (i) the Officer’s Certificate and (ii) the information revealed by our Company Search and our Winding up Search being accurate in all respects and not since the time of such enquiry having been altered;

6.2                                                                               The Company Search is not capable of revealing conclusively whether or not:

(a)                                 a winding-up order has been made or a resolution passed for the winding up of the Company;

(b)                                 an administration order has been made;

(c)                                  a receiver, administrative receiver, administrator or liquidator has been appointed; or

(d)                                 a court order has been made under the Cross Border Insolvency Regulations 2006,

since notice of these matters may not be filed with the Registrar of Companies immediately and, when filed, there may be a delay in the relevant notice appearing on the file of the company concerned.

In addition, the Company Search is not capable of revealing, prior to the making of the relevant order or the appointment of an administrator otherwise taking effect, whether or not a winding-up petition or an application for an administration order has been presented, or whether or not any documents for the appointment of, or notice of intention to appoint, an administrator under paragraphs 14 or 22 of Schedule B1 to the Insolvency Act 1986 has been filed with the court.

6.3                                                                                       The Winding up Search relates only to the presentation of (i) a petition for the making of a winding-up order or the making of a winding up order by a court, (ii) an application to the High Court of Justice in London for the making of an administration order and the making by such court of an administration order, and (iii) a notice of intention to appoint an administrator or a notice of appointment of an administrator filed at the High Court of Justice in London. It is not capable of revealing conclusively whether or not such a winding-up petition, application for an administration order, notice of intention or notice of appointment has been presented or winding-up or administration order granted, because:

(a)                                 details of a winding-up petition or application for an administration order may not have been entered on the records of the Central Index of Winding Up Petitions immediately;

(b)                                 in the case of an application for the making of an administration order and such order and the presentation of a notice of intention to appoint or notice of appointment, if such application is made to, order made by or notice filed with, a court other than the

High Court of Justice in London, no record of such application, order or notice will be kept by the Central Index of Winding Up Petitions;

(c)                                  a winding-up order or administration order may be made before the relevant petition or application has been entered on the records of the Central Index of Winding Up Petitions, and the making of such order may not have been entered on the records immediately;

(d)                                 details of a notice of intention to appoint an administrator or a notice of appointment of an administrator under paragraphs 14 and 22 of Schedule B1 of the Insolvency Act 1986 may not be entered on the records immediately (or, in the case of a notice of intention to appoint, at all); and

(e)                                  with regard to winding-up petitions, the Central Index of Winding Up Petitions may not have records of winding-up petitions issued prior to 1994.

7.                                      Consent to Filing

This opinion letter may be filed as an exhibit to the Registration Statement.  In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Vinson & Elkins R.L.L.P.

Vinson & Elkins R.L.L.P